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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 12, 2009

CRC CRYSTAL RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52472	86-0728263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4952 East Encanto Street, Mesa, Arizona	85205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(480) 452-3301

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By way of a unanimous written resolution of the Director’s of the Registrant, dated and effective as of January 16, 2008, and United Healthcare confirmation of May 12, 2009 Mr. Michael Goffinet was appointed as a Director of the Registrant to serve until the next annual meeting of Shareholders.

Mr. Goffinet is a Vice President of Operations at United Health Group. Mr. Goffinet received a BS in Business Administration (emphasis in accounting) from California State University in Fullerton and  Master in Health Administration from California State University Long Beach, California. Prior to Joining United Health Group he was Corporate Controller, Assistant Vice President for Internal Audit and Director of Finance for Sierra health Services, Inc. He also served as Manager for Healthcare Practice at PricewaterhouseCoopers and Director of finance for St. Jude Medical Center, Mr. Goffinet held position of Assistant Vice President, Finance and System Development for Community Psychiatric Centers (CPC), Internal Auditor at PacifiCare Health System and Senior Accountant at Ernst and Young.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRC CRYSTAL RESEARCH CORPORATION

Date: May 12, 2009	By:	/s/ "Kiril A. Pandelisev"
Dr. Kiril A. Pandelisev
Title: Chief Executive Officer